Exhibit 24.1

POWER OF ATTORNEY

Each director and executive officer of United Community Financial Corp. (the “Company”) whose signature appears below hereby constitutes and appoints Timothy W. Esson and Jude J. Nohra, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common shares that may be issued under and pursuant to the Company’s 2015 Long Term Incentive Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of April 30, 2015.

Signature	Title

/s/ Marty E. Adams	Director
Marty E. Adams

/s/ Zahid Afzal	Director
Zahid Afzal

/s/ Patrick W. Bevack	Director
Patrick W. Bevack

/s/ Lee Burdman	Director
Lee Burdman

/s/ Scott N. Crewson	Director
Scott N. Crewson

/s/ Timothy W. Esson	Treasurer and Chief Financial Officer (Principal
Timothy W. Esson	Accounting Officer and Principal Financial Officer)

/s/ Scott D. Hunter	Director
Scott D. Hunter

/s/ Richard J. Schiraldi	Chairman of the Board
Richard J. Schiraldi

/s/ Gary M. Small	Director, President, and Chief Executive Officer
Gary M. Small	(Principal Executive Officer)

/s/ Ellen J. Tressel	Director
Ellen J. Tressel